                                                              EXHIBITS 99.(a)(2)

                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES


The Board of Directors and Stockholder
EquiTrust Life Insurance Company

We have audited the balance sheets of EquiTrust Life Insurance Company as of December 31, 2002 and 2001, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002, and have issued our report thereon dated February 5, 2003 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 27 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and in 2001 the Company changed its method of accounting for derivative instruments.


                                             /s/ Ernst & Young LLP


Des Moines, Iowa
February 5, 2003

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                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                        EQUITRUST LIFE INSURANCE COMPANY

                                DECEMBER 31, 2002

                          COLUMN A                               COLUMN B       COLUMN C          COLUMN D
------------------------------------------------------------   ------------   ------------   --------------------
                                                                                               AMOUNT AT WHICH
                                                                                             SHOWN IN THE BALANCE
                     TYPE OF INVESTMENT                          COST(1)          VALUE              SHEET
------------------------------------------------------------   ------------   ------------   --------------------
                                                                         (DOLLARS IN THOUSANDS)
Fixed maturity securities, available for sale:
 Bonds:
   United States Government and agencies                       $    159,482   $    157,016   $            157,016
   State, municipal and other governments                            12,781         13,929                 13,929
   Public utilities                                                  20,429         22,195                 22,195
   Corporate securities                                             263,405        281,334                281,334
   Mortgage and asset-backed securities                             920,536        965,973                965,973
   Convertible bonds                                                    762            400                    400
                                                               ------------   ------------   --------------------
      Total                                                       1,377,395   $  1,440,847              1,440,847
                                                                              ============

Equity securities, available for sale:
 Common stocks - banks, trusts, and insurance
   companies                                                            386   $        386                    386
                                                                              ============

Mortgage loans on real estate                                        88,381                                88,381
Policy loans                                                         23,364                                23,364
Short-term investments                                                6,198                                 6,198
                                                               ------------                  --------------------
                                                               $  1,495,724                  $          1,559,176
                                                               ============                  ====================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities and short-term investments, original cost for equity securities and unpaid principal balance for mortgage loans on real estate and policy loans.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                        EQUITRUST LIFE INSURANCE COMPANY

                   COLUMN A                        COLUMN B           COLUMN C         COLUMN D     COLUMN E
                   --------                     ---------------    -----------------   --------   ------------
                                                                     FUTURE POLICY
                                                DEFERRED POLICY    BENEFITS, LOSSES,                 OTHER
                                                  ACQUISITION       CLAIMS AND LOSS    UNEARNED   POLICYHOLDER
                                                     COSTS              EXPENSES       REVENUES      FUNDS
                                                ---------------    -----------------   --------   ------------
                                                                    (DOLLARS IN THOUSANDS)
December 31, 2002:
  Traditional annuity                           $       172,039    $       1,403,017   $      -   $      1,751
  Traditional and universal life
     insurance                                           28,842              223,522      1,246         10,289
  Variable                                                9,454                7,629        349              -
  Impact of unrealized gains/losses                     (31,402)                   -          -              -
                                                ---------------    -----------------   --------   ------------
  Total                                         $       178,933    $       1,634,168   $  1,595   $     12,040
                                                ===============    =================   ========   ============

December 31, 2001:
  Traditional annuity                           $        61,541    $         550,359   $      -   $      1,827
  Traditional and universal life
     insurance                                           27,947              222,877      1,028         10,234
  Variable                                                6,716                3,344        216              -
  Impact of unrealized gains/losses                      (2,301)                   -          -              -
                                                ---------------    -----------------   --------   ------------
  Total                                         $        93,903    $         776,580   $  1,244   $     12,061
                                                ===============    =================   ========   ============

December 31, 2000:
  Traditional annuity                           $             -    $          17,773   $      -   $        102
  Traditional and universal life
     insurance                                                -                  800          -              -
  Variable                                                3,796                6,612         88              -
                                                ---------------    -----------------   --------   ------------
  Total                                         $         3,796    $          25,185   $     88   $        102
                                                ===============    =================   ========   ============

                   COLUMN A                      COLUMN F      COLUMN G         COLUMN H        COLUMN I        COLUMN J
                   --------                     ---------   --------------   --------------   ------------    ------------
                                                                                              AMORTIZATION
                                                                                BENEFITS,      OF DEFERRED
                                                                             CLAIMS, LOSSES      POLICY           OTHER
                                                 PREMIUM    NET INVESTMENT   AND SETTLEMENT    ACQUISITION      OPERATING
                                                 REVENUES     INCOME(1)         EXPENSES          COSTS        EXPENSES(2)
                                                ---------   --------------   --------------   ------------    ------------
                                                                         (DOLLARS IN THOUSANDS)
December 31, 2002:
  Traditional annuity                           $   1,049   $       61,795   $       37,241   $      7,449    $      1,187
  Traditional and universal life
     insurance                                     14,864           15,999           18,458            691           3,103
  Variable                                          2,573              445              149            (11)          2,787
  Corporate and other                                   -              188                -              -               -
  Impact of realized gains/losses                       -                -                -           (421)              -
                                                ---------   --------------   --------------   ------------    ------------
  Total                                         $  18,486   $       78,427   $       55,848   $      7,708    $      7,077
                                                =========   ==============   ==============   ============    ============

December 31, 2001:
  Traditional annuity                           $     140   $        8,995   $        8,390   $        323    $        481
  Traditional and universal life
     insurance                                     10,318           10,362           12,834            215           2,200
  Variable                                          1,467              273               69            257           2,614
  Corporate and other                                   -              936                -              -               -
  Impact of realized gains/losses                       -                -                -           (396)              -
                                                ---------   --------------   --------------   ------------    ------------
  Total                                         $  11,925   $       20,566   $       21,293   $        399    $      5,295
                                                =========   ==============   ==============   ============    ============

December 31, 2000:
  Traditional annuity                           $      25   $        1,342   $          865   $          -    $        187
  Variable                                            652              148              143             74           2,342
  Corporate and other                                   -            1,779                -              -               -
                                                ---------   --------------   --------------   ------------    ------------
  Total                                         $     677   $        3,269   $        1,008   $         74    $      2,529
                                                =========   ==============   ==============   ============    ============

(1) Net investment income is allocated to the segments based upon the investments held by the respective segment.
(2) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

                            SCHEDULE IV - REINSURANCE
                        EQUITRUST LIFE INSURANCE COMPANY

                   COLUMN A                       COLUMN B         COLUMN C        COLUMN D       COLUMN E         COLUMN F
                   --------                     ------------   ---------------   ------------   ------------    --------------
                                                                                 ASSUMED FROM                     PERCENT OF
                                                               CEDED TO OTHER       OTHER                           AMOUNT
                                                GROSS AMOUNT     COMPANIES         COMPANY       NET AMOUNT     ASSUMED TO NET
                                                ------------   ---------------   ------------   ------------    --------------
                                                                           (DOLLARS IN THOUSANDS)
Year ended December 31, 2002:
   Life insurance in force, at end of year      $    531,781   $       318,399   $  1,999,178   $  2,212,560              90.4%
                                                ============   ===============   ============   ============    ==============
   Insurance premiums and other
      considerations:
      Interest sensitive product charges        $      2,384   $         1,193   $     12,299   $     13,490              91.2%
      Traditional life insurance premiums                 39               109          5,066          4,996             101.4
                                                ------------   ---------------   ------------   ------------    --------------
                                                $      2,423   $         1,302   $     17,365   $     18,486              93.9%
                                                ============   ===============   ============   ============    ==============

Year ended December 31, 2001:
   Life insurance in force, at end of year      $    445,996   $       267,443   $  1,944,915   $  2,123,468              91.6%
                                                ============   ===============   ============   ============    ==============
   Insurance premiums and other
      considerations:
      Interest sensitive product charges        $      2,142   $         1,086   $      7,181   $      8,237              87.2%
      Traditional life insurance premiums                 49               117          3,756          3,688             101.8
                                                ------------   ---------------   ------------   ------------    --------------
                                                $      2,191   $         1,203   $     10,937   $     11,925              91.7%
                                                ============   ===============   ============   ============    ==============

Year ended December 31, 2000:
   Life insurance in force, at end of year      $    298,159   $       206,461   $      2,432   $     94,130               2.6%
                                                ============   ===============   ============   ============    ==============
   Insurance premiums and other
      considerations:
      Interest sensitive product charges        $      1,522   $           947   $        102   $        677              15.1%
      Traditional life insurance premiums                127               127              -              -                 -
                                                ------------   ---------------   ------------   ------------    --------------
                                                $      1,649   $         1,074   $        102   $        677              15.1%
                                                ============   ===============   ============   ============    ==============